Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Kaival Brands Innovations Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(c)	2,000,000	(2)	$0.20755	(3)	$415,100	0.0001476	$61.27	(4)
	Equity	Warrants	457(i)	2,000,000	(5)	—		—	—	—
	Equity	Common Stock Underlying Warrants	457(i)	2,000,000	(6)	$5.00		$10,000,000	0.0001476	$1,476	(4)
Fees Previously Paid	—	—	—	—		—		—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—				—				—	—	—	—
Total Offering Amounts										$1,537.27
Total Fees Previously Paid										—
Total Fee Offsets										—
Net Fee Due										$1,537.27

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents the shares of common stock, par value $0.0001 per share, of the Registrant (the “common stock”) which are being distributed by GoFire, Inc. (“GoFire”) to the stockholders of GoFire.
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the Nasdaq Capital Market (“Nasdaq”) on November 15, 2023 ($0.20755 per share), in accordance with Rule 457(c) of the Securities Act.
(4)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00014760.
(5)	Represents common stock purchase warrants (“Warrants”) which are being distributed by GoFire to the stockholders of GoFire. In accordance with Rule 457(i) of the Securities Act, the entire registration fee for the Warrants is allocated to the shares of common stock underlying the Warrants, and no separate fee is payable for the Warrants.
(6)	In accordance with Rule 457(i) of the Securities Act, the proposed maximum offering price is based on the maximum amount which may be received by the Registrant upon exercise of the Warrants.